UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 26, 2014

COSTCO WHOLESALE CORPORATION

(Exact name of registrant as specified in its charter)

Washington	0-20355	91-1223280
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

999 Lake Drive

Issaquah, WA 98027

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 425-313-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 26, 2014, Costco Wholesale Corporation (the “Company”) entered into an executive employment agreement, effective September 1, 2014, with W. Craig Jelinek (the “Agreement”). Mr. Jelinek will be employed as President and Chief Executive Officer of the Company for a one-year term beginning September 1, 2014; the Agreement may be renewed for one or more additional one-year terms upon the written agreement of both parties. The agreement provides for, among other things, an annual base salary of $700,000, a bonus of up to $200,000, and upon involuntary termination of employment (other than for cause, death or disability) or resignation for good reason, severance of 1.5 times annual base salary and target bonus, and accelerated vesting of certain equity awards. The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits. The following exhibit is included in this report:

10.1	Executive Employment Agreement, effective September 1, 2014, between Costco Wholesale Corporation and W. Craig Jelinek.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on November 28, 2014.

COSTCO WHOLESALE CORPORATION

By:	/s/ Richard A. Galanti

Richard A. Galanti
Executive Vice President and Chief Financial Officer

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